UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Tenax Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 22, 2026, Tenax Therapeutics, Inc. (the “Company”) announced the appointment of Thomas R. Staab, II as Chief Financial Officer of the Company effective May 11, 2026 (the “Start Date”). The Company’s current Interim Chief Financial Officer, Thomas A. McGauley, will continue as the Company’s principal financial officer and principal accounting officer through the filing of the Company’s upcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Form 10-Q”). Following the filing of the Form 10-Q, Mr. Staab will be responsible for the Company’s accounting and finance functions and will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Staab, 58, has more than twenty-five years of financial and executive experience in the healthcare industry. Before joining the Company, Mr. Staab served as Chief Financial Officer to LENSAR, Inc. (NASDAQ: LNSR) from May 2020 until May 2026. Prior to joining LENSAR, Mr. Staab served as a Senior Vice President, Chief Financial Officer and Treasurer at BioCryst Pharmaceuticals, Inc. (NASDAQ: BCRX) from July 2011 to February 2020. Prior to BioCryst, Mr. Staab served as Executive Vice President, Chief Financial Officer and Treasurer of Inspire Pharmaceuticals from May 2003 through its acquisition by Merck & Co., Inc. in May 2011, and acting Chief Financial Officer and Treasurer at Triangle Pharmaceuticals, Inc. through its acquisition by Gilead Sciences, Inc. in 2003. Before joining the healthcare industry, Mr. Staab spent eight years working for PricewaterhouseCoopers LLP providing audit and business advisory services to national and multi-national corporations in various industries. He is a Certified Public Accountant and received a B.S. in Business Administration and a Master of Accounting from the University of North Carolina at Chapel Hill.

The Company entered into an executive employment agreement with Mr. Staab (the “Employment Agreement”), effective May 11, 2026. Under the Employment Agreement, Mr. Staab will receive an annual base salary of $428,000 and an annual bonus with a target of 45% of his base salary. As an inducement to entering into the Employment Agreement, Mr. Staab will receive equity incentive awards consisting of (i) an award of 10,000 restricted stock units (the “RSU Award”), and (ii) an award of options to purchase 450,000 shares of common stock (the “Option Award”). One quarter of the RSU Award will vest 10 days after the Start Date, with the remainder vesting in three equal installments on the four-month, eight-month, and twelve-month anniversaries of the Start Date. One quarter of the Option Award will vest on the first anniversary of the Start Date, with the remainder vesting in 36 approximately equal installments on the monthly anniversaries thereafter. The Inducement Awards are subject to the terms set forth in the Inducement Restricted Stock Unit Award Agreement and Inducement Option Award Agreement. The Inducement Awards were approved by the Compensation Committee of the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Employment Agreement is effective for a one-year term, and automatically renews for additional one-year terms, unless either party gives at least 90 days’ notice prior to the end of the then-current term of an intention not to renew. In the event Mr. Staab’s employment is terminated by the Company without Cause, by Mr. Staab for Good Reason, or if the Company elects not to renew the Employment Agreement not in connection with a Corporate Transaction (as each term is defined in the Employment Agreement), Mr. Staab will be entitled to receive: (i) nine months of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved for the fiscal year in which such termination occurs, and (iii) nine months of COBRA reimbursements or benefits payments, as applicable. During the one-year period immediately following a Corporate Transaction, in the event Mr. Staab’s employment is terminated by the Company without Cause, by Mr. Staab for Good Reason, or if the Company elects not to renew the Employment Agreement, Mr. Staab will be entitled to receive: (i) 12 months of base salary, (ii) the amount of the annual bonus that he would have received had 100% of goals been achieved for the fiscal year in which such termination occurs, and (iii) 12 months of COBRA reimbursements or benefits payments, as applicable. Mr. Staab’s entitlement to these payments is conditioned upon execution of a release of claims.

The foregoing description of the Employment Agreement, RSU Award and Option Award does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, Form of Inducement Restricted Stock Unit Award Agreement and Form of Inducement Option Award Agreement, copies of which are filed as Exhibits 10.1. 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Staab has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Staab had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Resignation of Interim Chief Financial Officer

On April 21, 2026, in connection with the appointment of Mr. Staab as Chief Financial Officer of the Company, Mr. McGauley submitted his resignation as the Company’s Interim Chief Financial Officer, effective May 10, 2026. Under the terms of the Company’s existing consulting agreement with Danforth Advisors, LLC (the “Danforth Consulting Agreement”), Mr. McGauley will continue to provide consulting services to the Company as Mr. Staab transitions into his new role until at least the end of May 2026, including but not limited to continuing to serve as the Company’s principal financial officer and principal accounting officer until the filing of the Form 10-Q.

The description of the Danforth Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Danforth Consulting Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On April 22, 2026, the Company issued a press release announcing the appointment of Mr. Staab as Chief Financial Officer and the issuance of employment inducement stock options to Mr. Staab. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement with Thomas R. Staab, II, dated April 9, 2026.

10.2	Form of Inducement Restricted Stock Unit Award Agreement.

10.3	Form of Inducement Stock Option Award Agreement (incorporated by reference to Exhibit 10.26 to the Company’s Form 10-K for the period ended December 31, 2024, filed with the SEC on March 25, 2025).

10.4	Consulting Agreement dated October 14, 2021, by and between Tenax Therapeutics, Inc. and Danforth Advisors, LLC (certain confidential portions (as indicated therein) of this exhibit have been omitted) (incorporated by reference to Exhibit 10.20 to the Company’s Form 10-K for the period ended December 31, 2021, filed with the SEC on March 29, 2022).

99.1	Press Release dated April 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2026	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer